Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214869) and Form S-8 (Nos. 333-224818, 333-217877, 333-211350, 333-175312, 333-175311 and 333-163295) of Cloud Peak Energy Inc. of our report dated March 14, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Denver, Colorado

March 14, 2019